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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of the Enbridge Employee Services, Inc. Employees' Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dan C. Tutcher, President and Principal Executive Officer of the Sponsor of the Plan and Member of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ DAN C. TUTCHER
Dan C. Tutcher President and Principal Executive Officer of the Plan Sponsor and Member of the Administrative Committee of the Enbridge Employee Services, Inc. Employees' Savings Plan
July 14, 2003

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CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002